SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2003

UNITED DOMINION REALTY TRUST, INC.
(Exact name of Registrant as specified in its charter)
Virginia	1-10524	54-0857512
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices) (Zip Code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On April 24, 2003, United Dominion Realty Trust, Inc. (the “Company”) entered into an Underwriting Agreement dated April 24, 2003 with Citigroup Global Markets Inc. (the “Underwriter”) with respect to the issuance and sale by the Company, and the purchase by the Underwriter, of 3,000,000 shares of the Company’s common stock, $1.00 par value per share with an option to purchase from the Company an additional 450,000 shares of common stock to cover over-allotments. The Underwriting Agreement dated April 24, 2003, is attached hereto and incorporated herein by reference as Exhibit 1.01. Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the shares of common stock issued pursuant to the Underwriting Agreement. The legality opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

Exhibit No.	Description
1.01	Underwriting Agreement dated April 24, 2003

5.01	Legality Opinion of Morrison & Foerster LLP

8.01	Tax Opinion of Morrison & Foerster LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

By:	/s/ CHRISTOPHER D. GENRY
Christopher D. Genry
Executive Vice President and Chief Financial Officer

Date: April 28, 2003

EXHIBIT INDEX

Exhibit No.	Description
1.01	Underwriting Agreement dated April 24, 2003

5.01	Legality Opinion of Morrison & Foerster LLP

8.01	Tax Opinion of Morrison & Foerster LLP